As filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELADOC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3705970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

155 E 44th Street, Suite 1700 New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Teladoc Health, Inc. 2023 Employment Inducement Incentive Award Plan
(Full title of the plan)

Adam Vandervoort
Chief Legal Officer
Teladoc Health, Inc.
155 E 44th Street, Suite 1700
New York, New York 10017
(Name and address of agent for service)

(203) 635-2002
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Teladoc Health, Inc. (the “Registrant” or “Teladoc Health”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,780,000 additional shares of common stock, par value $0.001 per share (“Common Stock”), under the Registrant’s 2023 Employment Inducement Incentive Award Plan, as amended. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statements on Form S-8 filed with the Commission on July 28, 2023 (Registration No. 333-273509), June 18, 2024 (Registration No. 333-280301) and February 27, 2025 (Registration No. 333-285317) to the extent not modified or superseded hereby. In accordance with the instructional note of Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
We incorporate by reference herein the following documents filed by the Registrant with the SEC:
(a)Teladoc Health’s Annual Report on Form 10-K, filed with the SEC on February 27, 2025;
(b)all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and
(c)the description of Teladoc Health’s common stock, par value $0.001 per share, contained in the prospectus included in Teladoc Health’s Registration Statement on Form 8-A (File No. 001-37477), filed with the SEC on June 26, 2015, pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. In no event, however, shall any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or otherwise indicates that the information is being “furnished” on such Current Report on Form 8-K (and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section)) and any corresponding exhibits thereto, which the Registrant may furnish to the SEC from time to time, be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
The validity of the shares of the Registrant’s Common Stock registered on this Registration Statement has been passed upon by Adam C. Vandervoort, Chief Legal Officer of the Registrant. Mr. Vandervoort beneficially owns an aggregate of less than one percent of the outstanding shares of the Registrant’s Common Stock but is not eligible to participate in the Plan.
Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Seventh Amended and Restated Certificate of Incorporation of Teladoc Health, Inc.	8-K	001-37477	3.1	6/2/22

4.2	Seventh Amended and Restated Bylaws of Teladoc Health, Inc.	10-K	001-37477	3.2	2/23/24

4.3	Specimen stock certificate evidencing shares of common stock.	10-K	001-37477	4.1	2/27/25

5.1	Opinion of Adam C. Vandervoort regarding legality of Teladoc Health, Inc. common stock being registered.					*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Teladoc Health, Inc.					*

23.2	Consent of Adam C. Vandervoort (contained in Exhibit 5.1).					*

24.1	Powers of Attorney (included on the signature pages).					*

99.1	Teladoc Health, Inc. 2023 Employment Inducement Incentive Award Plan.	S-8	333-273509	99.1	7/28/23

99.2	First Amendment to Teladoc Health, Inc. 2023 Employment Inducement Award Plan.	8-K	001-37477	10.4	6/10/24

99.3	Second Amendment to Teladoc Health, Inc. 2023 Employment Inducement Award Plan.	10-K	001-37477	10.25	2/27/25

99.4	Third Amendment to Teladoc Health, Inc. 2023 Employment Inducement Award Plan.	8-K	001-37477	10.1	12/12/25

107	Filing Fee Table.					*

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 12, 2025.

TELADOC HEALTH, INC.

By:	/s/ Charles Divita, III
Name:	Charles Divita, III
Title:	Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Adam Vandervoort and Charles Divita, III, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Teladoc Health, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Divita, III	Chief Executive Officer and Director	December 12, 2025
Charles Divita, III	(Principal Executive Officer and Principal Financial Officer)

/s/ Joseph Catapano	Chief Accounting Officer	December 12, 2025
Joseph Catapano	(Principal Accounting Officer)

/s/ Kenneth H. Paulus	Chairman	December 12, 2025
Kenneth H. Paulus

/s/ J. Eric Evans	Director	December 12, 2025
J. Eric Evans

/s/ Sandra L. Fenwick	Director	December 12, 2025
Sandra L. Fenwick

/s/ Catherine Jacobson	Director	December 12, 2025
Catherine Jacobson

/s/ Thomas G. McKinley	Director	December 12, 2025
Thomas G. McKinley

/s/ David L. Shedlarz	Director	December 12, 2025
David L. Shedlarz

/s/ Mark D. Smith, M.D.	Director	December 12, 2025
Mark D. Smith, M.D.

/s/ David B. Snow, Jr.	Director	December 12, 2025
David B. Snow, Jr.